Exhibit 10.3

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K.

[*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Contract No.: [*****] Project

Central Air Conditioning for [*****]

Procurement and Installation Contract

Project Name: Procurement and Installation of Central Air Conditioning for [*****]

Project location: [*****]

Party A: [*****]

Party B: Chengdu Shanyou HVAC Engineering Co., Ltd

Procurement and installation of central air conditioning for [*****]

Party A: [*****]

Party B: Chengdu Shanyou HVAC Engineering Co., Ltd

According to relevant laws and regulations such as the Contract Law of the People’s Republic of China, and based on the specific situation of the project, following the principles of equality, voluntariness, fairness, and good faith, Party A, as the purchaser, Party B, as the seller, and installation unit, signs this contract through friendly consultation regarding the supply, installation, and subsequent commissioning of the air conditioning unit in Chengdu.

1. Project Overview

1.1 Project Name: Procurement and Installation of Central Air Conditioning for [*****]

1.2 Project address: [*****]

2. Scope of Work:

2.1 Including but not limited to the deepening design, goods supply, installation, finished product protection, debugging, testing, retesting, maintenance during the quality warranty period, and training for Party A or property management personnel for the central air conditioning system of Unit A ([*****] square meters) and Unit B ([*****] square meters) in [*****].

3. Material List

3.1 Product model, parameters, brand, and unit price are detailed in Annex 1 of the contract

3.2 Calculation method of contract price: comprehensive unit price lump sum

This contract adopts the settlement method of lump sum comprehensive unit price * quantity + on-site change visa, including all labor costs, material and material transportation costs, machinery usage fees, measure fees, management fees, policy document fees, profits, taxes, and risk fees required to complete all work in accordance with all provisions of the bidding documents (bidding instructions, contract samples, construction drawings, technical standards, quotation lists, etc.).

3. Contract duration

Planned commencement time: subject to Party A’s notification

Planned completion date: December 30, 2020 for one batch; Second batch June 15, 2021.

The construction period includes factors such as holidays, winter and rainy seasons. Party B must unconditionally cooperate with the overall delivery time of the construction party and the construction progress of the general contractor, so that Party A’s project can complete all the projects before the scheduled time.

The specific commencement and completion time, as well as the entry time of the project, shall be subject to the on-site construction progress and Party A’s notification.

4. Total contract price

4.1 The form of contract unit price is: lump sum comprehensive unit price; Provisional contract price: RMB (in words): [*****] yuan; (In figures): RMB [*****], with a value-added tax rate of 13% for equipment supply and 9% for installation engineering.

The provisional contract amount for the equipment supply project (in words) is RMB [*****] (in figures) RMB [*****]; Including tax exclusive amount (in words): RMB [*****] (in figures): RMB [*****]; Value added tax amount (in words) RMB: [*****] (in figures) RMB: [*****]; Value added tax rate 13%

The provisional contract amount for equipment installation engineering (in words) is RMB [*****] (in figures): RMB [*****]; Including tax exclusive amount (in words): RMB [*****] (in figures): RMB [*****]; Value added tax amount (in words): RMB [*****] (in figures): RMB [*****]; Value added tax rate 9%

4.2 The unit price of the products specified in Article 2 of this contract and the total price of the goods specified in this article refer to all expenses that Party A shall pay to Party B for the unit product and all products according to this contract. The comprehensive unit price includes but is not limited to the material fees for the main and auxiliary materials such as air conditioning equipment, copper pipes, condensate pipes, and air ducts Installation and debugging fees The installation of indoor and outdoor air conditioning units includes the entire air conditioning system and related electrical work, including the installation of air conditioning brackets, drilling, pipeline insulation, pipeline fixed suspension rod installation, air conditioning copper pipe installation, air conditioning condensate pipe installation, soft connection, galvanized iron supply pipe installation, single unit debugging and system debugging of air conditioning indoor and outdoor units, as well as all related expenses such as transportation fees, boarding and alighting fees, management fees, measure fees, risk fees, taxes, etc . It also includes on-site coordination, on-site cooperation and acceptance, maintenance and replacement caused by quality issues, technical guidance and training costs. But it does not include liquidated damages and compensation fees.

The contract price includes all expenses and taxes, including but not limited to value-added tax and other taxes and fees borne by Party B due to the completion of this contract. Party B will not claim any adjustment or compensation from Party A due to labor costs, goods prices, completeness and accuracy of the list, changes in tax rates, changes in tax laws and regulations, or changes in circumstances.

5. Delivery location and time

5.1 Delivery location: The designated location within the construction site of the [*****] Project in Chengdu, which is the place of performance of this contract.

5.2 Delivery time: The completion time of the first batch in the region is December 30, 2020; The completion date of the second batch is June 15, 2021; The specific arrival and installation time shall meet the engineering progress requirements of the purchaser.

6. Delivery acceptance and storage methods of products

6.1 Party B shall send a written “Delivery Confirmation Letter” to Party A 5 days before delivery, notifying the accurate delivery date, arrival time, goods model, specifications, quantity, and requirements for receiving and storing the goods. Party A shall give a reply within 5 days after receiving the confirmation letter, and Party B can ship the goods with the confirmation and consent of Party A.

6.2 Party B must transport the goods to the unloading location according to the requirements of Party A and be responsible for unloading on its own (the location that can be reached by trucks and cranes). (It needs to be transported to the location designated by Party A, and Party B shall be responsible for the secondary transportation fee on its own).

6.3 When the goods arrive, the packaging must be intact and able to adapt to multiple handling on site.

6.4 Within 8 hours after the arrival of the goods, Party A shall be responsible for convening the supervisor and working with Party B to receive the goods on site, counting the number of boxes of goods and the situation of the goods inside the boxes. If the goods do not match the number of boxes, if there is any loss or damage to the goods inside the boxes, or if the packaging, variety, model, specification, quality, etc. of the goods do not comply with the contract provisions, Party B shall take back or supplement them according to Party A’s requirements, The actual delivery time of Party B shall be based on the time when Party B finally completes the agreed goods. If either the engineering supervision company or Party A fails to arrive 8 working hours after the arrival of the goods and refuses to provide any feedback on receiving and counting, it shall be deemed to recognize the receiving results of all parties present. The units participating in the delivery and receiving shall jointly sign the goods list and fill in the delivery and receiving qualification certificate (each party participating in the acceptance shall hold one copy), This qualification certificate is a proof of delivery by Party B and a necessary basis for Party B to apply for payment.

6.5 The manufacturing and assembly of products should comply with the latest national regulations on product technical standards and corresponding production, installation, debugging, and testing standards.

6.6 The acceptance of Party B’s products through delivery does not exclude Party B’s responsibility for product quality.

6.7 The ownership of the goods shall not be transferred until the installation and acceptance are qualified, and the risk of loss or damage shall be borne by Party B; The ownership and risk shall be transferred to Party A upon passing the installation, debugging, acceptance, and transfer to Party A.

6.8 Party B shall provide at least the following information to Party A during delivery, otherwise Party A has the right to refuse the goods:

6.8.1 Equipment Qualification Certificate

6.8.2 Equipment Inspection Report

6.8.3 Equipment Warranty Card

6.8.4 Equipment Installation, Use, and Maintenance Instructions

6.8.5 List of Equipment Attached Accessories

The above information must be stamped with the official seal of the air conditioning equipment manufacturer or office.

7. Installation acceptance method

7.1 Party B is obliged to provide the equipment supply and installation indicated in the air conditioning construction drawings, including the installation of air conditioners, installation of air conditioning connecting copper pipes, insulation of copper pipes, installation of drainage pipes, insulation of drainage pipes, installation of air conditioning host brackets, installation of fixed pipe hangers, soft connections, installation of air ducts, single machine debugging and system debugging of air conditioning host and coil fan, and all related work content of the entire air conditioning system, And ensure that the air conditioning equipment passes the acceptance inspection at once.

7.2 During installation, debugging, and acceptance, Party A, Party B, installation unit, and supervision unit shall be present at the same time. After passing the acceptance, all parties shall sign on the acceptance record.

7.3 If government departments are required to conduct acceptance inspections according to relevant national or local regulations, the acceptance certificate issued by the government department shall be the necessary basis for payment.

7.4 Multiple online air conditioning units need to be equipped with smart home protocol conversion modules and reserved interfaces. The control system can be integrated into the smart home control system, ensuring that the smart home professional unit can interface with the corresponding air conditioning gateway through the interface and provide corresponding control and feedback, and cooperate with the smart home system debugging.

8. Payment Method and Term

Party B promises to Party A to supply according to the contract, be responsible for installation and debugging, and bear the warranty responsibility during the warranty period; Party A promises to Party B to pay the corresponding amount in accordance with the agreed terms of the contract.

8.1 Advance Payment: None.

8.2 Payment upon arrival: After the equipment arrives at the site and is preliminarily received and signed by Party A and the on-site supervising engineer, Party B must provide complete payment information (including Party B’s delivery note, payment report, account certificate with financial seal, valid value-added tax invoice, and equipment acceptance certificate), Within 30 days after receiving complete payment materials and verifying them to be correct (postponed during national holidays), Party A shall pay 80% of the equipment payment for this batch of products (which can be processed in batches according to the arrival batch).

8.3 Payment for debugging and testing: After the project is completed in stages, the equipment debugging is qualified, and the on-site supervision engineer, Party A’s project department, and the fine decoration acceptance are qualified, and relevant written materials are signed and confirmed, Party B must provide payment materials (payment materials include: quality commitment letter provided by Party B, payment report provided by Party B, delivery acceptance certificate, installation acceptance certificate, equipment handover list recognized by Party A, etc.), Party A shall pay 90% of the equipment payment and 85% of the installation payment for the batch of products within 30 days (postponed during national holidays) after receiving complete payment materials. (It can be processed in batches according to the arrival batch).

8.4 Settlement Payment: After the project settlement is approved and audited by the relevant audit firm hired by Party A, Party A shall pay 97% of the total settlement price to Party B after completing the project settlement and financial settlement. The payment of the final settlement payment shall only be made by Party A to Party B after being accepted and signed by the property management company hired by Party A.

8.5 Quality Assurance Deposit: The remaining 3% of the payment shall be used as the product quality deposit. If there are no quality issues after two years of acceptance, Party A shall refund 3% to Party B, and the quality assurance deposit shall not be subject to interest.

8.6 Payment Method: Party B acknowledges that Party A may make payment through any method such as bank transfer, bank acceptance draft, commercial draft, factoring, etc., without any objection. Party B must provide a full legal invoice for this payment before Party A makes the payment, otherwise Party A has the right to suspend the payment. Party B shall be responsible for the authenticity, legality, and validity of the invoice. Any economic losses incurred by Party A due to issues with the authenticity, legality, and validity of the invoice provided by Party B shall be borne by Party B.

8.7 Requirements for value-added tax special invoices:

8.7.1 If the invoice issued by Party B meets one of the following conditions, Party B shall provide a legal and compliant special invoice of equal amount. Party A has the right to delay payment of the payable amount and shall not be liable for any breach of contract. Party B’s various contractual obligations shall still be fulfilled in accordance with the contract:

●	Issuing false, invalid or other invalid invoices or providing invoices in violation of national laws and regulations

●	The type of invoice issued is incorrect; The tax rate for issuing invoices does not match the contract agreement

●	The information on the invoice is incorrect

●	Invoice authentication failed due to reasons such as delayed delivery and incorrect issuance by Party B

●	Other non compliant situations

If Party A fails to receive the corresponding invoice from Party B or the received invoice cannot be certified for deduction due to non compliant invoices beyond the above circumstances, Party B shall cooperate with Party A to provide it again as required and bear all losses incurred by Party A (including fines, late fees, taxes, etc.) as a result.

8.7.2 During the performance of the contract, if tax or other government departments change the regulations on invoices, Party B shall provide compliant invoices that comply with the new regulations at the time. Otherwise, Party A has the right to refuse payment until Party B submits a legal and valid invoice.

8.7.3 If Party A accidentally loses the value-added tax special invoice form and deduction form, Party B is obligated to cooperate and provide the employer with a copy of the value-added tax special invoice accounting form, as well as the “Lost value-added tax special invoice tax declaration certificate” issued by the contractor’s competent tax authority and other necessary materials.

8.7.4 The account opening information of Party B is as follows:

Opening Bank: [*****]

Account Name: Chengdu Shanyou HVAC Engineering Co., Ltd

Account number: [*****]

After the contract is signed and takes effect, Party B shall provide Party A with the relevant stage paper design results, budget documents for this stage, payment application for this stage, and legal and valid invoices before receiving payment. If the phased design results provided by Party B are not approved by Party A, or if no payment application or invoice is provided, Party A has the right to refuse to pay the design payment. The paper version of the design results submitted by Party B has been confirmed by Party A to be correct. After receiving the payment application and invoice from Party B and completing the corresponding approval process, Party A shall pay the relevant design fees to Party B. If Party A has any questions about the payment materials, Party A shall notify Party B in writing in advance.

8.7.5 Before Party A makes payment, Party B shall provide a special value-added tax invoice, otherwise Party A has the right to suspend payment. Party B shall be responsible for the authenticity, legality, and validity of the invoice. Any economic losses incurred by Party A due to issues with the authenticity, legality, and validity of the invoice provided by Party B shall be borne by Party B.

8.7.6 If Party B is a general taxpayer of value-added tax, Party B shall issue a full value-added tax special invoice to Party A; If Party B is a small-scale value-added tax taxpayer, Party B shall provide a value-added tax ordinary invoice issued by the tax authority. If Party A fails to receive the corresponding invoice from Party B as mentioned above, Party A has the right to postpone payment and shall not be liable for any breach of contract. Party B’s various contractual obligations shall still be fulfilled in accordance with the contract.

8.7.8 If the invoice provided by Party B has the following non compliant situations, Party B shall reissue the invoice and deliver it to Party A within seven working days after Party A discovers it, and compensate Party A for any losses caused:

(1) Issuing false, invalid, or invalid invoices, or issuing or providing invoices in violation of national laws and regulations;

(2) The type of invoice issued is incorrect, and the tax rate for issuing the invoice does not match the contract agreement;

(3) The information on the invoice is incorrect;

(4) The invoice authentication fails due to reasons such as delayed delivery or incorrect issuance by Party B;

(5) Other non compliant situations.

If Party A fails to receive the corresponding invoice from Party B or the received invoice cannot be certified for deduction due to non compliant invoices beyond the above circumstances, Party B shall cooperate with Party A to provide a new one as required. Our company will hold relevant responsibilities accountable.

8.8 Within 7 working days prior to the supply of goods to the region, Party B shall pay Party A 5% of the total contract price (excluding the amount of the sample house) as a performance bond or submit a bank performance guarantee.

9. Change handling

9.1 If the quotation items fail to meet the requirements of this contract and the employer’s usage requirements (based on construction drawings and technical requirements) due to the contractor’s reasons, or if the quantity of equipment and main materials in each quotation item increases, the contractor shall organize the supply and bear the cost, without additional charges.

9.2 Changes confirmed by the employer (changes involving cost increase or decrease must be approved by the employer’s cost procurement department, otherwise the contractor may refuse to implement the changes) can be settled through the following methods:

9.2.1 If the equipment and main materials of each quotation project are replaced due to changes in the original usage requirements by the employer, the contractor shall propose a list of equipment and main material changes, and the employer shall entrust the organization to supply.

9.2.2. If there is a change in the list quantity of each quoted item due to changes in the original usage requirements by the employer, the contractor may not only propose a list of equipment and main materials changes, but also adjust and settle the design and installation costs according to the contract attachment: quotation list.

9.2.3. Unless otherwise specified in this contract, the contract price of this project shall not be adjusted in any other circumstances.

10. Quality requirements, technical standards, conditions and deadlines for suppliers to be responsible for quality

10.1 The quality and technology of the product comply with the requirements of relevant national standards, regulations, and specifications (including but not limited to the following):

Safety of household and similar electrical appliances - Special requirements for heat pumps, air conditioners, and dehumidifiers (GB4706.32-2004);

Safety of Household and Similar Electrical Appliances - Part 1: General Requirements (GB4706.1-2005);

Code for Acceptance of Construction Quality of Ventilation and Air Conditioning Engineering GB50243-2002;

Standard for Energy Efficiency Design of Public Buildings (GB 50189-2005);

Code for Acceptance of Construction Quality of Building Water Supply, Drainage and Heating Engineering GB50242-2002;

Code for Acceptance of Construction Quality of Building Electrical Engineering GB50303-2002;

Code for Design of Heating, Ventilation and Air Conditioning (GB50019-2003);

10.2 Party B shall supply goods in batches to the designated location of Party A’s construction site according to the needs of Party A’s construction site.

10.3 Free warranty period: The complete air conditioner is guaranteed for free repair for 6 years (including all components such as compressor, motor, main control panel, receiver, remote control, etc.), calculated from the completion of installation acceptance. The quality issues of the supplier’s products during the free warranty period shall be subject to “warranty repair, replacement, and return” in accordance with relevant national regulations.

10.4 Party B guarantees that the products under this contract must meet the requirements of the air conditioning technical parameter table in this bidding document (see Part 4 of the bidding document “Technical Requirements and Technical Parameters” for details).

11. Responsibilities of Party A

11.1 Provide one set of relevant air conditioning construction drawings and technical requirements.

11.2 Coordinate the cooperation work between the general contracting unit, fine decoration unit, and Party B regarding construction, management, quality, and other aspects.

11.3 Timely supervise and inspect the quality of Party B’s project (including concealed works, materials, semi-finished products, etc.), participate in the intermediate acceptance of project installation, organize the completion acceptance of the project, and assist Party B in handling the completion settlement.

11.4 After the installation and debugging of Party B have been completed and passed the self inspection, Party B shall provide self inspection materials and apply for inspection to Party A and the supervisor, and notify Party A and the supervisor to conduct preliminary inspection. The preliminary inspection work shall be completed within 5 days. If the initial inspection is not conducted within the deadline and no feedback is given, it shall be deemed as qualified. If Party B fails to conduct serious self inspection and provide self inspection materials or apply for inspection, Party A shall not conduct preliminary inspection; The extended construction period shall be the responsibility of Party B.

12. Responsibilities of Party B

12.1 Except for force majeure factors, if any accidents occur to the products under this contract, Party B shall provide brand new and unused intact products.

12.2 Party B must provide brand new and unused intact products. If any non brand new and unused intact products are found, the buyer has the right to unilaterally terminate this contract, and the supplier shall refund all received payments to the buyer and pay a penalty of 20% of the total contract price. The buyer reserves the right to hold the supplier responsible.

12.3 Party B is responsible for preparing detailed special construction plans and overall progress plans, as well as monthly and weekly implementation plans.

12.4 Any casualties or property losses caused by Party B’s personnel during construction, as well as any injuries or property losses to Party A and third parties, shall be borne by Party B at its own expense; Party B shall comply with the management system of Party A and the supervising party at the construction site. If there is any violation, it shall be punished according to the corresponding management system.

12.5 During the installation and construction period, Party B shall not unreasonably damage the completed project of Party A. If it occurs, the cost of repairing the project shall be borne by Party B. Party B must strictly comply with the on-site management regulations of the construction party at the installation site of Party A and the management measures for the protection of finished products at the project site of Party A. After the installation of air conditioning on each floor is completed, the cleaning work inside the construction site must be done well, and waste materials must be removed and disposed of in a centralized manner outside the site. Electric furnaces and electrical appliances are not allowed to be used on site. If found, a fine of 100.00 yuan will be imposed each time. The food and accommodation of the installation personnel of Party B shall be the responsibility of Party B.

12.6 The acceptance of concealed works shall be promptly notified to the on-site engineers and supervising engineers of Party A. The supervision of this project is the responsibility of the supervision company designated by Party A. Party B shall go to the on-site supervisor to handle the relevant inspection procedures for engineering supervision.

12.7 Clarify the responsible person and technical, quality, and safety personnel assigned to the construction site, and submit a written list of Party B’s relevant personnel, business license, and installation qualification certificate to Party A and the supervision company. The dispatched personnel must have corresponding qualifications. If Party A and the supervising company discover that Party B’s personnel are incompetent and have illegal behaviors, they have the right to request Party B to immediately replace them. The fire doors and entrance doors before passing the initial inspection shall be kept by Party B.

12.8 Party B shall be responsible for the installation and debugging of air conditioning equipment and provide guidance for future users;

13. Liability for breach of contract

13.1 If Party A and Party B fail to deliver or make payment on time, for each day of delay, the defaulting party shall pay the other party a penalty of 0.05% of the total value of the outstanding part of the payment per day.

13.2 If either party unilaterally cancels or fails to perform the contract without reason halfway, the defaulting party shall pay the other party a penalty of 20% of the total value of the outstanding part of the goods.

13.3 After receiving the goods, Party A has the right to sample the products and submit them to relevant professional departments in Chengdu for testing. If the inspection fails, Party A has the right to terminate this contract, and Party B must bear all economic losses caused to Party A.

13.4 If Party B fails to complete the installation and acceptance of the air conditioning equipment according to the agreed construction period in the contract, Party B shall pay Party A a penalty equivalent to one thousandth of the total payment for each day of delay. If the delay exceeds 15 days, Party A has the right to terminate the contract. Party B shall pay Party A a penalty equivalent to 20% of the estimated contract amount. If Party B causes actual losses to Party A that exceed the aforementioned penalty standards, Other losses caused to Party A shall also be compensated.

13.5 Unfulfilled legal responsibilities shall be implemented in accordance with the Contract Law of the People’s Republic of China and relevant regulations.

14.       Contact person of Party B

14.1 Contact person: [*****]Contact information: [*****]

15.       Ways to resolve contract disputes and other agreed matters

15.1 Any matters not covered in this contract shall be supplemented by a supplementary contract signed by both parties through consultation. The supplementary contract has the same legal effect as this contract.

15.2 Any disputes arising from or in connection with this agreement shall be resolved through consultation between both parties, and may be settled through mediation or request mediation from the competent authority. If the parties are unwilling to settle or mediate, or if the settlement fails, either party may file a lawsuit with the people’s court in the place where Party A is located.

15.3 This contract shall come into effect after being signed and stamped by both parties. This contract is made in six copies, with Party A holding four copies and Party B holding two copies each. This contract and its attachments have the same legal effect.

Contract attachments:

Attachment 1: Contract List

Attachment 2: Technical Standards and Requirements

Attachment 3: Payment Application Form

Attachment 4: Construction drawings (separate volume)

Party A: (Seal) [*****]	Party B: (Seal) Chengdu Shanyou HVAC Engineering Co., Ltd

Legal representative:	Legal representative:

Tel: [*****]	Phone:

Fax:	Fax:

Address: [*****]	Unit Address: 11th Floor Annex 11, No. 17, South Section 2, 1st Ring Road, Wuhou District, Chengdu City

Bank of Deposit: [*****]	Opening Bank: [*****]

Bank account number: [*****]	Bank account number: [*****]

Taxpayer identification number: [*****]	Taxpayer identification number: [*****]

Postal Code: [*****]	Postal Code: 610000

Signed at: [*****]

Signed on: 8/17/2020

The above information has been confirmed by both parties. If losses are caused by incorrect information provided, the fault party shall bear the responsibility; During the performance of the contract, any change in information of either party shall be proposed in writing to the other party within a reasonable period of time and approved by the other party.

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT

ATTACHMENT 1

CONTRACT LIST

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT

ATTACHMENT 2

TECHNICAL STANDARDS AND REQUIREMENTS

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT

ATTACHMENT 3

PAYMENT REQUEST FORM

[OMITTED]